EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS

OF

BRIGHT MOUNTAIN HOLDINGS, INC.,

(Formerly known as Speyer Investment Research, Inc.)

A FLORIDA CORPORATION

(Adopted Effective October 6, 2011)

ARTICLE I.  OFFICES AND REGISTERED AGENT

Section 1.  Principal Office.  Bright Mountain Holdings, Inc. (hereinafter referred to as the “Corporation”) shall maintain its principal office in the State of Florida.

Section 2.  Registered Office and Registered Agent.  The Corporation shall at all times maintain a registered office in the State of Florida, which registered office need not be the same as the Corporation’s place of business.  The Corporation’s registered office may be changed from time to time by the Board of Directors.  The Corporation shall also continuously maintain a registered agent in the State of Florida whose business office shall be located at the Corporation’s registered office.  The Corporation shall comply with all filing requirements relating to any designation or change of the registered office or registered agent as may be required by law.

Section 3.  Other Business Office(s).  The Corporation may have such other business office(s), either within or outside of the State of Florida, as the Board of Directors may designate from time to time.

ARTICLE II.  SHAREHOLDERS

Section 1.  Annual Meeting.  An annual meeting of the shareholders of the Corporation shall be held once each calendar year for the purpose of electing the members of the Board of Directors (each such member, a “Director”) and for the transaction of such other business as may properly come before the meeting.  The annual meeting of shareholders shall be held during the month of August each year (or during such other month in that year as determined by the Board of Directors) at such date and time as shall be designated for any such meeting by the Board of Directors.  In the absence of any such designation, the annual meeting of shareholders shall be held at ten o’clock in the morning on the second Tuesday of the month during which the annual meeting is to be held. The Board of Directors may designate any place, either within or outside of the State of Florida, as the place of meeting for any annual meeting of shareholders.  If the Board of Directors fails to designate the place for the annual meeting of shareholders, such meeting shall be held at the Corporation’s principal office.

Section 2.  Special Meetings.  Except as otherwise required by law or by or pursuant to the Corporation’s Articles of Incorporation (as amended and/or restated from time to time, the “Articles”), the Corporation shall not be required to call or hold a special meeting of shareholders of the Corporation unless (in addition to any other requirement(s) under applicable law or in the Articles) (i) the holders of not less than forty percent (40%) of all the votes entitled to be cast on any issue proposed to be considered at the special meeting sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held (with the dates of all such demands to be within a 30-day period); or (ii) the meeting is called by (a) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, (b) the Corporation's Chairman of the Board of Directors, President or Chief Executive Officer, or (c) the Corporation's Secretary upon the written request of any two (2) or more members of the Board of Directors.  Only business within the purpose or purposes described in the special meeting notice required by Section 607.0705 of the Florida Business Corporation Act (or a successor provision of such Act, or a successor law or act) (as amended from time to time, the "FBCA") may be conducted at a special meeting of shareholders.  Special meetings of shareholders may be held at such time and date, and at such place, within or without the State of Florida, as shall be designated by the Board of Directors and set forth in the notice of meeting required pursuant to Section 3 of this Article II and the FBCA.  If the Board of Directors fails to designate the place for a special meeting of the shareholders, such meeting shall be held at the Corporation’s principal office.

Section 3.  Notice of Meeting.  Notice of each annual and special meeting of shareholders, stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting no fewer than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, or by telegraph, telephone, teletype, facsimile or other form of electronic communication, or by mail or courier service, by or at the direction of the President, the Secretary, or the other person(s) calling the meeting.  If mailed, such notice must be by first class mail, except if mailed thirty (30) days before the date of the meeting, in which case it may be done by a class other than first class.  Such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.  All other forms of notice shall be effective when received.  Notwithstanding the foregoing, no notice of a meeting of shareholders need be given to a shareholder if (a) an annual report and proxy statements for two (2) consecutive annual meetings of shareholders, or (b) all and at least two (2) checks in payment of dividends or interest on securities during a twelve (12) month period, have been sent by first-class United States mail, addressed to the shareholder at his address as it appears on the share transfer books of the Corporation, and returned undeliverable.  The obligation of the Corporation to give notice of a meeting of shareholders to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.

Section 4.  Notice of Adjourned Meeting.  If an annual or special meeting of shareholders is adjourned to a different date, time or place, it shall not be necessary to give any notice of the adjourned meeting if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting.  If a meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting and the Board of Directors fixes a new record date, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date and who are entitled to notice of the meeting.

Section 5.  Waiver of Notice.  A shareholder may waive any notice required by any statute, or the Articles of Incorporation or these Amended and Restated Bylaws (the “Bylaws”) of the Corporation, before or after the date and time stated in the notice.  The waiver must be in writing signed by the shareholder entitled to such notice, and delivered to the Corporation.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of shareholders need be specified in any written waiver of notice.  Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except if, at the beginning of the meeting, the shareholder objects to the transaction of any business.  Attendance shall also constitute a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 6.  Quorum.  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

This quorum requirement can be changed only by an amendment to the Corporation’s Articles of Incorporation, but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote.  Such amendment must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever requires the greater number of votes.

After a quorum has been established at a meeting of shareholders, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 7.  Voting and Shareholder Action.  Each outstanding share is entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders.

If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

Section 8.  Proxies.  A shareholder or his attorney-in-fact, or any other person entitled to vote on behalf of a shareholder, may vote the shareholder’s share(s) in person or by proxy.

A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact.  A telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form is a sufficient appointment form.  An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes, and is valid for up to eleven (11) months unless a longer period is expressly provided in the appointment form, regardless of the death or incapacity of the shareholder appointing such proxy (unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment).

An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 9.  Record Date and Shareholder List.  The Board of Directors of the Corporation shall fix a record date to determine the shareholders entitled to notice of a meeting of shareholders, to demand a special meeting, to vote or to take any other action.  Such record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders and may not be a date preceding the date upon which the resolution fixing the record date is adopted.

After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of such meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each.

The list of shareholders shall be available for inspection by any shareholder for a period of ten (10) days prior to the meeting of shareholders or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar.  A shareholder or his agent or attorney is entitled on written demand to inspect the list during regular business hours and at his expense, during the period it is available for inspection, on the conditions that: (a) his demand is made in good faith and for a proper purpose, (b) he describes with reasonable particularity his purpose and the records he desires to inspect, and (c) the records are directly connected with his purpose.

The Corporation shall make the list of shareholders available at the meeting of shareholders, and any shareholder or his agent or attorney is entitled to inspect the list at any time during such meeting or any adjournment thereof.

The list of shareholders is prima facie evidence of the identity of shareholders entitled to examine the list of shareholders or to vote at a meeting of shareholders.

If the requirements of this section have not been substantially complied with or if the Corporation refuses to allow a shareholder or his agent or attorney to inspect the list of shareholders before or at the meeting of shareholders, then, on the demand of any shareholder in person or by proxy who failed to obtain access to such list, such meeting shall be adjourned until such requirements are complied with.

Refusal or failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting of shareholders.

Section 10.  Action by Shareholders Without a Meeting.  Unless otherwise provided by the Corporation’s Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote if such action is taken by the written consent of the holders of the outstanding shares of capital stock of the Corporation entitled to vote on such action having not less than the minimum number of votes (including, if and as applicable, the minimum number of votes of any voting groups entitled to vote separately on the matter) necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted.  In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes entitled to vote thereon, and delivered to the Secretary or other officer or agent of the Corporation having custody of the official minute books of the Corporation in which proceedings of meetings of the shareholders are recorded (the “Shareholder Minute Books”).  Whenever action is taken pursuant to this Section 10, the written consent(s) of shareholders, or the written reports of inspectors appointed to tabulate shareholder consents, shall be filed in the Shareholder Minute Books.  No written consent of shareholders shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered in the manner provided in this Section 10, written consents executed and delivered by the number of holders required to take action are delivered to the Corporation by delivery as required in this Section 10.  Within ten (10) days after obtaining authorization of corporate action by written consent of shareholders, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action, which notice shall be consistent with the requirements of the FBCA.  Any action properly taken by written consent under this Section 10 shall have the effect of a meeting vote and may be described as such in any document.  If the action to which the shareholders consent would have required the filing of a certificate had such action been voted on by shareholders at a meeting thereof, the certificate filed under such other section shall state that written consent has been given in accordance with the provisions of this section.

ARTICLE III.  DIRECTORS

Section 1.

Powers.  Except as otherwise provided by the Corporation’s Articles of Incorporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 2.

Number and Qualifications.  The number of Directors of the Corporation shall be fixed from time to time, within any limits set forth in the Articles, by resolution of the Board of Directors; provided, however, that no incumbent Director’s term shall be shortened by reason of a resolution reducing the number of Directors.  Directors must be natural persons who are at least 18 years of age but need not be residents of Florida or shareholders of the Corporation.

Section 3.

Election and Terms of Directors.  Directors shall be elected by a plurality of the votes cast by the shares entitled to vote at the first annual meeting of shareholders and at each annual meeting of shareholders thereafter.

The terms of the initial Directors of the Corporation expire at the first annual meeting of shareholders.  The terms of all other Directors expire at the next Annual Meeting of shareholders following their election unless their terms are staggered.  Despite the expiration of a Director’s term, he shall continue to serve until his successor is elected and qualified or until there is a decrease in the number of Directors.

Section 4.

Resignation.  A Director of the Corporation may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board of Directors or the Corporation.  Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date.  If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

Section 5.

Removal.  Any Director may be removed, with or without cause, by the shareholders at a meeting of shareholders, provided the notice of such meeting states that the purpose, or one of the purposes, of the meeting is the removal of the Director.

Section 6.

Vacancies.  Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, or by an election at an annual or special meeting of the shareholders called, noticed and held for that purpose.  A vacancy that will occur at a specific later date (by reason of a Director’s resignation or otherwise) may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs.  The term of a Director elected to fill a vacancy expires at the next meeting of the shareholders at which Directors are elected.

Section 7.

Compensation.  The Board of Directors (a) shall pay each Director a fixed sum of $250.00 for attendance at each meeting of the Board of Directors and (b)  may pay each Director a stated salary as such or a fixed sum for attendance at meetings of any committees of the Board of Directors and may reimburse each Director for his expenses of attendance at each meeting of the Board of Directors or of any committee thereof.  The Board of Directors may also pay to each Director rendering services in such capacity, special compensation appropriate to the value of such services, as determined by the Board of Directors from time to time.  None of these payments shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.  The Board of Directors may determine the compensation of a Director who is also an officer for service as an officer as well as for service as a Director.

Section 8.

Meetings.  The Board of Directors may hold regular or special meetings either within or outside of the State of Florida.  A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place.  Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of adjournment, to the other Directors.  Meetings of the Board of Directors may be called by the Chairman of the Board, if one is elected, or by the President of the Corporation or any two (2) Directors.  Directors shall be deemed present at a meeting of the Board of Directors if a conference telephone or similar communications equipment is used, by means of which all persons participating in the meeting may simultaneously hear each other.

Section 9.

Action by Directors Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors (or of a committee of the Board of Directors) may be taken without a meeting, without prior notice and without a vote if the action is taken by the written consent of all members of the Board of Directors (or of such committee of the Board of Directors).  The action must be evidenced by one or more written consents describing the action taken and signed by each Director (or committee member), which consent(s) shall be filed in the official minute books of the Corporation in which proceedings of meetings of the Board of Directors are recorded.  The action taken by written consent shall be deemed effective when the last Director signs the consent, unless the consent specifies otherwise, and shall have the effect of a meeting vote and may be described as such in any document.

Section 10.

Notice of Meetings.  Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.  Special meetings of the Board of Directors shall be preceded by at least two (2) days’ notice of the date, time, and place of the meeting.  The notice need not describe the purpose of the special meeting.  Notice may be communicated in person or by telephone (where oral notice is reasonable under the circumstances), by telecopy or by mail.  Written notice shall be effective on the earlier of receipt or five (5) days after deposit in the United States mail.

Section 11.

Waiver of Notice.  A Director may waive the requirement of notice of a  meeting of the Board of Directors by signing a waiver of notice either before or after the meeting.  The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place or time of such meeting or the manner in which it has been called or convened, except when the Director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 12.

Quorum and Voting.  A majority of the Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at the meeting, a majority of the Directors present may adjourn such meeting to another time and place without further notice.

Except as otherwise required by law, by the Articles of Incorporation or by these Bylaws, the affirmative vote of the majority of the Directors present at a meeting at which a quorum is present and a vote is taken shall be the act of the Board of Directors.  A Director who is present at a meeting of the Board of Directors at which corporate action is taken is presumed to have assented to the action taken unless he votes against or abstains from such action or objects at the beginning of the meeting (or promptly upon his arrival) to holding such meeting or transacting specified business at the meeting.

Section 13.

Committees.  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and/or one (1) or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as limited by law.  Sections of these Bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees and their members as well.  Each committee must have two (2) or more members who serve at the pleasure of the Board of Directors.  The Board, by resolution adopted by a majority of the full Board of Directors, may designate one (1) or more Directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

Section 14.

Liability of Directors.  No Director of the Corporation shall be personally liable for monetary damages to the Corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by such Director, unless the Director breached or failed to perform his duties as a Director and the Director’s breach of, or failure to perform, those duties constitutes:

(a)

a violation of the criminal law, unless the Director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful.  A judgment or other final adjudication against a Director in any criminal proceeding for a violation of the criminal law shall estop such Director from contesting the fact that his breach, or failure to perform, constitutes a violation of the criminal law; but shall not estop the Director from establishing that he had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful;

(b)

a transaction from which the Director derived an improper personal benefit, either directly or indirectly;

(c)

a vote for or assent to an unlawful distribution;

(d)

in a proceeding by or in the right of the Corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the Corporation, or willful misconduct; or

(e)

in a proceeding by or in the right of someone other than the Corporation or a shareholder, recklessness (i.e., a conscious disregard of a risk known, or so obvious that it should have been known, to the Director, and known to the Director, or so obvious that it should have been known to the Director, to be so great as to make it highly probable that harm would follow from such action or omission) or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Section 15.

Director Conflicts of Interest.  No contract or other transaction between the Corporation and one (1) or more of its Directors or any other corporation, firm association or entity in which one (1) or more of its Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose if:

(a)

The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors;

(b)

The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c)

The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee or the shareholders.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.  A conflict of interest transaction is authorized, approved, or ratified if it receives the vote of a majority of the shares entitled to be counted under this section.  Shares owned by or voted under the control of a Director who has a relationship or interest in a conflict of interest transaction may not be counted in a vote of shareholders to determine whether to authorize, approve, or ratify such conflict of interest transaction.  A majority of the shares, whether or not present, that are entitled to be counted in a vote on a conflict of interest transaction constitutes a quorum for the purpose of taking action under this section.

Section 16.

Loans to Officers, Directors and Employees; Guaranty of Obligations.  The Corporation may lend money to, guarantee any obligation of, or otherwise assist any officer, director or employee of the Corporation (or any subsidiary thereof) in procuring any personal loan, whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation.  Such loan, guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

Section 17.

Liability for Unlawful Distributions.  A Director who votes for or assents to a distribution made in violation of the Articles of Incorporation or an unlawful distribution as defined in this section shall be personally liable to the Corporation for the amount of the distribution that exceeds what could have been distributed without violating the Articles of Incorporation or without constituting an unlawful distribution if it is established that he did not adhere to the general standards for the Directors.  A distribution shall be deemed to be an “unlawful distribution” if, after giving it effect, (a) the Corporation would not be able to pay its debts as they become due in the usual course of business, or (b) the Corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

In any proceeding commenced against a Director under this section, a Director shall have all of the defenses ordinarily available to a director.  A Director held liable for an unlawful distribution shall be entitled to contribution from every other Director who could be liable for the unlawful distribution and from each shareholder for the amount the shareholder accepted knowing the distribution was made in violation of the Articles of Incorporation or was an unlawful distribution.

ARTICLE IV.  OFFICERS

Section 1.

Officers.  The Officers of the Corporation shall include a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors from time to time.  Such other officers, assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.  The Board of Directors shall delegate to one (1) of the Officers the responsibility for preparing minutes of the meetings of shareholders or Directors and for authenticating records of the Corporation.  Any two (2) or more offices may be held by the same person.  The appointment of an Officer does not itself create rights.

Section 2.

Election and Term of Office.  The Officers of the Corporation shall be elected at the organizational meeting and at each annual meeting of the Board of Directors following the election of Directors.  Each Officer shall hold office until the election of Directors at the next annual meeting of the Board of Directors.  Despite the expiration of an Officer’s term, such Officer will continue to serve until his successor is elected and qualifies.

Section 3.

Resignation.  An Officer may resign at any time by delivering notice to the Corporation.  A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.  If a resignation is made effective at a later date and the Corporation accepts the future effective date, its Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.  An Officer’s resignation shall not affect the Corporation’s contract rights, if any, with the Officer.

Section 4.

Removal.  The Board of Directors may remove any Officer at any time with or without cause.

Section 5.

Vacancies.  A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

Section 6.

Salaries.  The salaries of the Officers shall be fixed by the Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

Section 7.

President.  The President shall be the chief executive officer of the Corporation, and, under the direction of the Board of Directors, shall have general responsibility for the management and direction of the business, properties and affairs of the Corporation.  The President shall have general executive powers, including all powers required by law to be exercised by a president of a corporation as such, as well as the specific powers conferred by these Bylaws or by the Board of Directors.

Section 8.

Vice President.  In the absence of the President or in the event of his death, inability or refusal to act, the Vice President, if one has been appointed or elected by the Board of Directors (or in the event there are more than one (1) Vice Presidents, the Vice Presidents in the order of their appointment or election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Each Vice President shall have general executive powers as well as the specific powers conferred by these Bylaws.  Each Vice President shall also have such further powers and duties as may from time to time be conferred upon, or assigned to, him by the Board of Directors or the President.

Section 9.

Secretary.  The Secretary shall (a) keep the minutes of the proceedings of the Board of Directors and the shareholders in one (1) or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (c) be custodian of the corporate records and affix the corporate seal to all documents authorizing the use of the corporate seal, (d) be the registrar of the Corporation and keep a register of the post office addresses of all shareholders which shall be furnished to the Secretary by the shareholders, (e)  have charge of the stock transfer books of the Corporation, and (f)  in general perform all duties incident to the office of secretary and such other duties assigned to the Secretary by the President or by the Board of Directors.

Section 10.

Treasurer.  The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation, (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select, and (c) in general perform all of the duties assigned to the Treasurer by the President or by the Board of Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

ARTICLE V.  SHARE CERTIFICATES

Section 1.

Share Certificates.  Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors in accordance with Florida law.  The share certificates shall state the name of the Corporation; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents.  The share certificates shall be signed (either manually or in facsimile) by the President or by the Secretary of the Corporation (or any other Officer designated by the Board of Directors) and may be sealed with the corporate seal or a facsimile thereof.  Each share certificate shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  No certificate shall be issued for any share until such share is fully paid.  Consideration in the form of a promise to pay money or to perform services shall be deemed received by the Corporation at the time such promise is made, unless the agreement specifically provides otherwise.

Section 2.

Legends for Preferences and Restrictions on Transfer.  The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate.  Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge.  Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions.  If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED FROM TIME TO TIME (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  THESE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, GIFTED, ASSIGNED, CONVEYED, ENCUMBERED, DISTRIBUTED OR OTHERWISE DISPOSED OF IN ANY MATTER UNLESS (1) REGISTERED UNDER THE ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAW OR (2) PURSUANT TO AVAILABLE EXEMPTIONS FROM REGISTRATION UNDER THE ACT AND THE RULES PROMULGATED THEREUNDER AND UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  NO MARKET EXISTS FOR THE SHARES, AND NONE MAY DEVELOP, AND THE HOLDER HEREOF MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF INVESTMENT IN THE SHARES REPRESENTED HEREBY FOR AN INDEFINITE PERIOD OF TIME.”

Section 3.

Transfer of Shares.  The Corporation or its duly authorized agent shall register a share certificate presented to it for transfer if (a) the certificate is endorsed or the instruction was originated by the appropriate person or persons, (b) reasonable assurance is given that those endorsements or instructions are genuine and effective, (c) the Corporation or its duly authorized agent has no duty as to adverse claims or has discharged the duty, (d) any applicable law relating to the collection of taxes has been complied with, and (e) the transfer is in fact rightful or is to a purchaser for value in good faith and without notice of any adverse claim.  Any new certificate shall be issued only upon surrender of the old certificate, which shall be cancelled upon the issuance of the new certificate.  The person whose name appears as shareholder on the books of the Corporation shall be deemed by the Corporation to be the owner of the shares for all purposes.

Section 4.

Lost, Destroyed and Stolen Share Certificates.  If the owner of a share certificate claims that his share certificate has been lost, destroyed or wrongfully taken, the Corporation or its duly authorized agent shall issue a new share certificate in the place of the original share certificate if the owner (a) requests the issuance of a new share certificate before the Corporation or its duly authorized agent has notice that the share certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim, (b) files with the Corporation or its duly authorized agent an affidavit stating that the original share certificate has been lost, destroyed or wrongfully taken and agrees to indemnify the Corporation and its agents against any and all claims, damages, losses and expenses, including attorneys’ fees, incurred as a result of or arising from any inaccurate or false statement contained in said affidavit, (c) files with the Corporation or its duly authorized agent a sufficient indemnity bond if requested by the Board of Directors, and (d) satisfies any other reasonable requirements imposed by the Corporation or its duly authorized agent.

ARTICLE VI.  RECORDS AND REPORTS

Section 1.

Corporate Records.  The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

The Corporation shall maintain accurate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each shareholder.  The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

The Corporation shall keep a copy of the following records:

(a)

Articles of Incorporation or Restated Articles of Incorporation and all amendments thereto which are currently in effect;

(b)

Bylaws or Restated Bylaws and all amendments thereto which are currently in effect;

(c)

Resolutions adopted by the Board of Directors creating one (1) or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

(d)

Minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting for the past three (3) years;

(e)

Written communications to all shareholders generally or all shareholders of a class or series within the past three (3) years, including the financial statements furnished for the past three (3) years;

(f)

List of names and business street addresses of the current Directors and officers of the Corporation; and

(g)

Copy of the Corporation’s most recent Annual Report filed with the Department of State.

Section 2.

Inspection of Records by Shareholders.  Each shareholder is entitled to inspect and copy, during regular business hours at the Corporation’s principal office, any of the records of the Corporation described in the immediately preceding section if he gives the Corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy said records.

Notwithstanding the foregoing, a shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation if the shareholder meets the requirements of the following paragraph and gives the Corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy the following records:

(a)

Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under the first paragraph of this section;

(b)

Accounting records of the Corporation;

(c)

The record of shareholders; and

(d)

Any other books and records.

Any Shareholder may inspect and copy the records described in the second paragraph of this section only if (a) his demand is made in good faith and for a proper purpose, (b) he describes with reasonable particularity his purpose and the records he desires to inspect, and (c) the records are directly connected with his purpose.  For purposes of this section, a “proper purpose” means a proper purpose reasonably related to such person’s interest as a shareholder.

The Corporation may deny any demand for inspection made pursuant to the second paragraph of this section if such demand was made for an improper purpose, or if the demanding shareholder has, within two (2) years preceding the demand, sold or offered for sale any list of shareholders of the Corporation or any other corporation, has aided or abetted any person in procuring any list of shareholders for any such purpose, or has improperly used any information secured through any prior examination of the records of the Corporation or any other corporation.

If the Corporation’s principal office is outside of Florida, a shareholder is entitled to inspect and copy, during regular business hours at a reasonable location in Florida specified by the Corporation, a copy of the Corporation’s Bylaws or Restated Bylaws and all amendments thereto which are currently in effect and a list of the names and business street addresses of the current Directors and officers of the Corporation if he gives the Corporation written notice of his demand at least fifteen (15) business days before the date on which he wishes to inspect and copy said records.

Section 3.

Financial Statements for Shareholders.  Unless modified by resolution of the shareholders, within ninety (90) days of the close of each fiscal year, the Corporation shall furnish its shareholders with annual financial statements for the Corporation that include a balance sheet as of the end of its fiscal year, an income statement for that year, and a statement of cash flows for that year.  If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements shall also be prepared on that basis.

If the Corporation’s annual financial statements are reported upon by a public accountant, the accountant’s report shall accompany the annual financial statements.  If not, the annual financial statements shall be accompanied by a statement of the President of the Corporation or the person responsible for the Corporation’s accounting records:

(a)

Stating his reasonable belief as to whether the financial statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(b)

Describing any respects in which the financial statements were not prepared on a basis of accounting consistent with the financial statements prepared for the preceding year.

The Corporation shall mail the annual financial statements to each shareholder within ninety (90) days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements if, for reasons beyond the Corporation’s control, the Corporation is unable to prepare its financial statements within the prescribed period.  Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail to such shareholder the latest annual financial statements.

Section 4.

Other Reports to Shareholders.  If the Corporation indemnifies or advances expenses to any Director, officer, employee, or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next meeting of shareholders, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held, which report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

If the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the Corporation, with or before the notice of the next meeting of shareholders.

Section 5.

Annual Reports.  The Corporation shall file with the Department of State of the State of Florida, on or after January 1 and on or before May 1 of the year following the calendar year in which the Corporation was incorporated and of every year thereafter, a sworn Annual Report, on such forms and containing such information as the Department of State may prescribe.  The information on the Annual Report shall be current as of the date the Annual Report is executed on behalf of the Corporation.

ARTICLE VII.  MISCELLANEOUS

Section 1.

Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors by the filing of the Corporation’s U.S. Corporation Income Tax Return.

Section 2.

Dividends.  The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

Section 3.

Execution of Instruments.  All bills, notes, checks, other instruments for the payment of money, agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by such officers, employees or agents of the Corporation as the Board of Directors may direct.

Section 4.

Indemnification of Officers, Directors, Employees and Agents.  The Corporation shall indemnify any person who was or is a party to any threatened, pending, or completed action, suit or other type of proceeding, whether civil, criminal, administrative or investigative and whether formal or informal:

(a)

(Other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent (including a volunteer) of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including a volunteer) of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), against any liability for judgments, settlements, penalties, fines (including excise taxes assessed with respect to any employee benefit plans) and expenses (including attorneys’ fees and costs) actually and reasonably incurred in connection with such an action, suit or other proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful; and

(b)

By or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent (including a volunteer) of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including a volunteer) of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) against expenses (including attorneys’ fees and costs) and amounts paid in settlement, not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, suit or other proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or other proceeding referred to in subsections (a) or (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees and costs) actually and reasonably incurred by him in connection therewith.

Unless made pursuant to judicial determination, any indemnification under subsections (a) or (b) above shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent of the Corporation is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b) above.  Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or other proceeding; (ii) if such a quorum is not obtainable or, even if obtainable, by a majority vote of the committee duly designated by the Board of Directors (in which Directors who are parties may participate) consisting solely of two (2) or more Directors not at the time parties to such action, suit or other proceeding; (iii) by independent legal counsel selected by the Board of Directors prescribed in subsection (i) above or by the committee prescribed in subsection (ii) above (or by majority vote of the full Board of Directors, in which Directors who are parties to such action, suit or other proceeding may participate, if a quorum of the Directors cannot be obtained or if the committee cannot be designated); or (iv) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such action, suit or other proceeding.

Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible.  However, if the determination of permissibility is made by independent legal counsel, persons specified by subsection (iii) of the preceding paragraph shall evaluate the reasonableness of expenses and may authorize indemnification.

Expenses (including attorneys’ fees and costs) incurred by an officer or director in defending a civil or criminal action, suit or other proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or other proceeding upon receipt of an undertaking by, or on behalf of, such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this section.  Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

The indemnification and advancement of expenses provided pursuant to this section are not exclusive.  The Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.  However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent of the Corporation if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a)

a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

(b)

a transaction from which the director, officer, employee or agent derived an improper personal benefit;

(c)

in the case of a Director, a circumstance under which liability for unlawful distributions may exist; or

(d)

willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Indemnification and advancement of expenses as provided in this section shall continue, unless otherwise provided, when authorized or ratified, as to a person who has ceased to be a director, officer, employee, or agent and, unless otherwise provided when authorized or ratified, shall inure to the benefit of the heirs, executors, and the administrators of such person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent (including a volunteer) of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), against any liability for judgments, settlements, penalties, fines (including excise taxes assessed with respect to any employee benefit plan) and expenses (including attorneys’ fees and costs) actually and reasonably incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

For purposes of this section, the term “serving at the request of the Corporation” includes any service as a director, officer, employee or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries, and the term “not opposed to the best interest of the Corporation” describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interest of the participants and beneficiaries of an employee benefit plan.  In addition, solely for purposes of this section, the term “Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), is in the same position under this section with respect to the resulting or surviving corporation as he would have been with respect to such constituent corporation if its separate existence had continued.

ARTICLE VIII.  AMENDMENTS

These Bylaws may be amended or repealed, in whole or in part, by the Board of Directors or by the shareholders of the Corporation; provided, that any such amendments are not inconsistent with any provision of the Articles of Incorporation or any provisions set forth in Chapter 607, Florida Statutes, as may be amended from time to time.

ARTICLE IX.  SHAREHOLDERS’ AGREEMENT

Notwithstanding anything herein to the contrary, if all of the shareholders have entered into a Shareholders’ Agreement pursuant to Section 607.0731, Florida Statutes, as may be amended from time to time, the provisions of said Agreement shall, to the extent not inconsistent with applicable law, govern and supersede any provisions set forth herein to the contrary and these Bylaws shall be so interpreted and construed.  Said Shareholders’ Agreement shall constitute an agreement described in Sections 607.0731 and 607.0732, Florida Statutes, and the terms of said Shareholders’ Agreement shall be incorporated by reference herein and made a part hereof.

ARTICLE X.  COORDINATION WITH ARTICLES OF INCORPORATION

AND CHAPTER 607, FLORIDA STATUTES

Notwithstanding anything herein to the contrary, any provision contained in these Bylaws shall not apply to the extent such provision is inconsistent with applicable law or to the extent such provision is inconsistent with the Articles of Incorporation, as may be amended from time to time.  The invalidity or unenforceability of any particular provision of these Bylaws shall not affect the other provisions thereof, and these Bylaws shall be construed in all respects as if such invalid or unenforceable provision has been omitted.

ARTICLE XI.  REIMBURSEMENT OF DISALLOWED COMPENSATION OR
OTHER EXPENSES PAID TO EMPLOYEES

If any payments are made by the Corporation to or on behalf of an employee of the Corporation as either (i) compensation for past, present or future services rendered or to be rendered to the Corporation, or (ii) reimbursement for any business related expenses, and subsequent thereto, such payments are disallowed by the Internal Revenue Service (“IRS”), in whole or in part, as a deductible expense for federal income tax purposes, said employee shall reimburse the Corporation for the amount of any additional federal or state income tax liability assessed to the Corporation which is attributable to said disallowance, together with any and all interest and penalties thereon.  Such reimbursement shall be made within sixty (60) days following the Corporation’s written notification to said employee informing him of the final disposition of said disallowance by the IRS.  The Corporation shall be authorized to withhold any such amounts owed to the Corporation by said employee from any amounts owed by the Corporation to said employee in addition to any other remedies provided by law to which the Corporation may be entitled.  This provision shall survive any employee’s termination of employment except to the extent specifically provided otherwise in any subsequent agreement which specifically incorporates this section by reference.

*          *          *          *          *

The undersigned hereby certifies that the foregoing Amended and Restated Bylaws of Bright Mountain Holdings, Inc. (formerly known as Speyer Investment Research, Inc.) are the Bylaws of and for the Corporation duly adopted and ratified by written consent of the holders of a majority of the shares of the Corporation and all of the members of the Board of Directors of the Corporation as of the 6th day of October, 2011.

/s/ W. Kip Speyer
W. Kip Speyer
President